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EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the captions "Experts" in the registration statement (Form SB-2/A) and related prospectus of High-Tech Travel Services Corporation for the registration of 2,809,402 shares of its common stock and to the incorporation by reference therein of our report dated August 1, 2000, except for Note 8, which is dated August 14, 2000, with respect to the financial statements of High-Tech Travel Services Corporation included in its Annual Report for the period from October 1, 1999 (Date of Inception) to June 30, 2000.

/s/ Amper, Politziner & Mattia, P.A.



June 27, 2001
Edison, New Jersey


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                                  ATTACHMENT A
                     LANGUAGE TO BE CONTAINED IN THE LETTER
                   ACCOMPANYING THE REFUND OR RESCISSION OFFER

         This rescission offer, or company-initiated refund, is part of an agreement between High Tech Travel Services Corporation and the State of Oregon Division of Finance and Corporate Securities. This agency offers education, information, and assistance to investors in Oregon through its Investor Information Program. The Investor Information Program informs Oregonians about securities laws and protection, alerts investors to potentially fraudulent securities schemes, and provides practical, current investment and securities information to help investors protect themselves.

         For more information in Oregon, contact the Investor Information Program Coordinator at (503) 378-4387, or write the Investor Information Program, Oregon Department of consumer and Business Services 350 Winter Street NE, Room 410, Salem, OR 97301.

         For information in states other than Oregon, please see the information below:

Alaska Division of Banking, Securities &
         Corporations                                            (907) 465-2521
Arizona Securities Division                                      (602) 542-4242
Arkansas Securities Department                                   (501) 324-9260
California Department of Corporations                            (916) 445-7205
Colorado Department of Regulatory Agencies
 Division of Securities                                          (303) 894-2320
Ohio Division of Securities                                      (614) 644-7381
Washington Securities Division                                   (360) 902-8760

ORDER TO CEASE AND DESIST WITH CONSENT TO ENTRY OF ORDER                 PAGE 12
HIGH TECH TRAVEL SERVICES CORPORATION




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                            Summary of Pleading - 13